UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2012

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 3, 2012 (the “Closing Date”), Constellation Brands, Inc., a Delaware corporation (“Constellation”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), and certain other lenders (all such parties other than Constellation are collectively referred to as the “Lenders”) entered into a new Credit Agreement (the “2012 Credit Agreement”).

The 2012 Credit Agreement provides for aggregate credit facilities of $1,650 million, consisting of a $550 million term loan facility maturing on May 3, 2017 (the “Term A Facility”), a $250 million term loan facility maturing on May 3, 2019 (the “Term A-1 Facility”), and an $850 million revolving credit facility (including commitments for swingline loans of up to $50 million and commitments in respect of letters of credit of up to $200 million) which terminates on May 3, 2017 (the “Revolving Credit Facility”). The 2012 Credit Agreement also permits Constellation from time to time after the Closing Date to elect to increase the Lenders’ revolving credit commitments or add one or more tranches of additional term loans, subject to the willingness of existing or new lenders to fund such increase or term loans and other customary conditions. The minimum aggregate principal amount of such incremental revolving credit commitment increases or additional term loans may be no less than $25 million and the aggregate outstanding principal amount of all such incremental revolving credit commitment increases and additional term loans, other than term loans the proceeds of which are applied to repay existing term loans, may be no more than $750 million.

The Term A Facility will be repaid in quarterly payments of principal equal to (i) during the first two years following the Closing Date, 1.25% of the original aggregate principal amount of the Term A Facility, and (ii) thereafter, 2.50% of the original aggregate principal amount of the Term A Facility, with the balance payable on May 3, 2017. The Term A-1 Facility will be repaid in quarterly payments of principal equal to 0.25% of the original aggregate principal amount of the Term A-1 Facility, with the balance payable on May 3, 2019.

The rate of interest payable under the 2012 Credit Agreement, at Constellation’s option, will be equal to (i) LIBOR plus a margin, or (ii) the highest of the federal funds base rate plus 0.50%, the prime rate, and LIBOR plus 1.00% (the “Base Rate”), plus a margin. The margin is adjustable based upon Constellation’s debt ratio, as defined in the 2012 Credit Agreement. The margin with respect to the Term A Facility and the Revolving Credit Facility is (a) until financial statements for the first full fiscal quarter after the Closing Date are delivered, 1.75% per annum in the case of LIBOR borrowings and 0.75% per annum in the case of Base Rate borrowings, and (b) thereafter, based on Constellation’s debt ratio as defined in the 2012 Credit Agreement, between 1.25% and 2.25% for LIBOR borrowings and 0.25% and 1.25% for Base Rate borrowings. The margin with respect to the Term A-1 Facility is (x) until financial statements for the first full fiscal quarter after the Closing Date are delivered, 2.00% per annum in the case of LIBOR borrowings and 1.00% per annum in the case of Base Rate borrowings, and (y) thereafter, based on Constellation’s debt ratio as defined in the 2012 Credit Agreement, between 1.50% and 2.50% for LIBOR borrowings and 0.50% and 1.50% for Base Rate borrowings.

The obligations under the 2012 Credit Agreement are guaranteed by certain subsidiaries of Constellation (the “Guarantors”) pursuant to a guarantee agreement, dated as of the Closing Date (the “Guarantee Agreement”). Each of the Guarantors unconditionally and irrevocably guaranteed to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance of the indebtedness and other monetary obligations of Constellation under the 2012 Credit Agreement. The obligations under the 2012 Credit Agreement are also secured by a pledge of (i) 100% of the ownership interests in certain of Constellation’s United States subsidiaries, and (ii) 55-65% of certain interests of certain of Constellation’s foreign subsidiaries.

The 2012 Credit Agreement sets forth certain representations and warranties of Constellation to the Administrative Agent and the Lenders. Constellation and its subsidiaries are also subject to covenants that are contained in the 2012 Credit Agreement, including those restricting the incurrence of additional indebtedness (including guarantees of indebtedness), additional liens, mergers and consolidations, the payment of dividends, the making of certain investments, prepayments of certain debt, transactions with affiliates, agreements that restrict Constellation’s non-guarantor subsidiaries from paying dividends, and dispositions of property, in each case subject to numerous conditions, exceptions and thresholds. The financial covenants are limited to a minimum interest coverage ratio and a maximum net debt coverage ratio.

The 2012 Credit Agreement provides for specified events of default some of which provide for grace periods, including failure to pay any principal, letter of credit disbursement or interest when due, any representation or warranty made by Constellation proving to be incorrect in any material respect, failure to comply with covenants or conditions, defaults relating to other material indebtedness, certain insolvency or receivership events affecting Constellation or its subsidiaries, Constellation or its subsidiaries becoming subject to certain judgments, a change in control of Constellation, or a defect in the Lenders’ lien against the collateral securing the obligations under the 2012 Credit Agreement.

In the event of a default, the Administrative Agent may, and at the request of the requisite number of Lenders must, take either or both of the following actions: (i) terminate the Lenders’ commitments to make loans under the 2012 Credit Agreement; and (ii) declare all obligations under the 2012 Credit Agreement immediately due and payable. For certain events of default related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding obligations of Constellation will become immediately due and payable.

Constellation has used a portion of the proceeds of borrowings under the 2012 Credit Agreement to repay the outstanding obligations under its 2006 Credit Agreement (as defined below) and intends to use the remaining availability under the 2012 Credit Agreement for general corporate purposes.

As of May 3, 2012, under the 2012 Credit Agreement Constellation had no outstanding revolving credit loans, no outstanding swingline loans, Term A Facility loans of $550 million aggregate principal amount bearing an interest rate of LIBOR plus a margin of 1.75%, Term A-1 Facility loans of $250 million aggregate principal amount bearing an interest rate of LIBOR plus a margin of 2.00%, issued and outstanding letters of credit of approximately $13.4 million, no outstanding incremental term loans, and approximately $836.6 million principal amount in revolving loans available to be drawn.

Certain of the Lenders and the Administrative Agent were lenders, agents, and parties under the 2006 Credit Agreement, and certain of such Lenders, the Administrative Agent, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, brokerage, and other financial advisory services for Constellation and its subsidiaries for which they have received, and will receive, customary fees and expenses. One of the Lenders, Manufacturers and Traders Trust Company (“M&T”), is the trustee under an Indenture dated as of April 17, 2012 and Supplemental Indenture No. 1 thereto dated as of April 17, 2012, in each case between the Company and M&T, as trustee, under which the Company has issued $600,000,000 aggregate principal amount of 6% Senior Notes due 2022 (the “2012 Indenture”). Certain of the Lenders and the Administrative Agent are agents and lenders under certain credit facilities to members of the Sands family and other affiliates of the Company and the Sands family, certain of which credit facilities are secured by pledges of shares of class A common stock and class B common stock of the Company. In addition, one of the Company’s executive officers is a member of the boards of directors of one of the Lenders and certain of its affiliates.

The above descriptions of the 2012 Credit Agreement and the Guarantee Agreement are qualified in their entirety by the terms of the 2012 Credit Agreement and the Guarantee Agreement, as applicable, which are respectively attached hereto as Exhibit 4.1 and Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the matters described under Item 1.01, which description is incorporated herein by reference, the prior Credit Agreement dated as of June 5, 2006 among Constellation, certain of its subsidiaries, JPMorgan Chase Bank, N.A., as a lender and administrative agent, and certain other lenders, agents and other parties thereto, as amended (the “2006 Credit Agreement”), was terminated on May 3, 2012. At the time of termination, the outstanding principal amount under the 2006 Credit Agreement consisted of $572.6 million and $117.5 million aggregate principal amount of term loans maturing on June 5, 2013 and June 5, 2015, respectively, and $18.0 million aggregate principal amount under the revolving credit facility under the 2006 Credit Agreement (excluding issued and outstanding letters of credit of approximately $13.4 million) which was set to expire on June 5, 2013.

Constellation did not incur any material early termination penalties in connection with the termination of the 2006 Credit Agreement.

Certain of the lenders, agents, and other parties under the 2006 Credit Agreement are parties under the 2012 Credit Agreement, and certain of such lenders, agents, and other parties under the 2006 Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, brokerage, and other financial advisory services for Constellation and its subsidiaries for which they have received, and will receive, customary fees and expenses. One of the lenders under the 2006 Credit Agreement, M&T, is the trustee under the 2012 Indenture. Certain of the lenders and the administrative agent under the 2006 Credit Agreement are agents and lenders under certain credit facilities to members of the Sands family and other affiliates of the Company and the Sands family, certain of which credit facilities are secured by pledges of shares of class A common stock and class B common stock of the Company.

The above description of the 2006 Credit Agreement is qualified in its entirety by the terms of (i) the 2006 Credit Agreement, which has previously been filed as filed as Exhibit 4.11 to Constellation’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2010 and filed with the SEC on July 12, 2010, (ii) Amendment No. 1, dated as of February 23, 2007, to the 2006 Credit Agreement, which has previously been filed as Exhibit 99.1 to Constellation’s Current Report on Form 8-K, dated and filed with the SEC on February 23, 2007, (iii) Amendment No. 2, dated as of November 19, 2007, to the 2006 Credit Agreement, which has previously been filed as Exhibit 4.1 to Constellation’s Current Report on Form 8-K, dated and filed with the SEC on November 20, 2007, and (iv) Amendment No. 3, dated as of January 25, 2010, to the 2006 Credit Agreement, which has previously been filed as Exhibit 4.1 to Constellation’s Current Report on Form 8-K, dated January 25, 2010 and filed with the SEC on January 26, 2010, each of which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Credit Agreement, dated as of May 3, 2012, among Constellation, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.

10.1	Guarantee Agreement, dated as of May 3, 2012, made by the subsidiaries of Constellation from time to time party thereto in favor of Bank of America, N.A., as Administrative Agent, for the ratable benefit of the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Credit Agreement, dated as of May 3, 2012, among Constellation, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(10)	MATERIAL CONTRACTS

(10.1)	Guarantee Agreement, dated as of May 3, 2012, made by the subsidiaries of Constellation from time to time party thereto in favor of Bank of America, N.A., as Administrative Agent, for the ratable benefit of the Lenders.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.